SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ] Confidential, for Use of the
[X]  Definitive Proxy Statement                    Commission Only (as permitted
[ ]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Sec. 240.14a-11(c) or Sec. 240.14a-12


                               INNOVUS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                               INNOVUS CORPORATION
                                4600 CAMPUS DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 833-1220
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 27, 1998

To the stockholders of INNOVUS CORPORATION:

         You are cordially invited to attend the Annual Meeting of Stockholders of Innovus Corporation, a Delaware corporation (the "Company"), which will be held at the principal executive office of the Company, 4600 Campus Drive, Suite 101, Newport Beach, California, at 10:00 a.m., Pacific Time, on Tuesday, October 27, 1998, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

         1. To elect a board of five directors to serve until the next annual meeting of the Company's stockholders and until their successors have been elected and qualify;

         2. To authorize a reverse stock split (the "Reverse Stock Split") in which each ten (10) shares of the Company's outstanding Common Stock, par value $.001 (sometimes herein called "Old Common Stock") shall be reclassified into one (1) share of the Company's Common Stock, par value $.001, (sometimes herein called "New Common Stock");

         3. To authorize a change in the Company's name (the "Name Change") to ESYNCH CORPORATION; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record of the Company's common stock at the close of business on October 2, 1998, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

         THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ T. Richard Hutt


                                          T. Richard Hutt
                                          Secretary

Newport Beach, California
October 5, 1998

                               INNOVUS CORPORATION
                                4600 CAMPUS DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 833-1220

                                ----------------
                                 PROXY STATEMENT
                                ----------------


           APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO STOCKHOLDERS:
                                 OCTOBER 7, 1998

         The following information is in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Innovus Corporation, a Delaware corporation (the "Company"), to be held at the principal executive office of the Company, 4600 Campus Drive, Newport Beach, California, at 10:00 a.m., Pacific Time, on Tuesday, October 27, 1998, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

         A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the Management of the Company may also solicit some stockholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services. The total amount that the Company estimates that it will expend in connection with soliciting proxies is $5,000, none of which has been spent prior to the date hereof.

         Proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted FOR the election of all five of the nominee-directors specified herein, FOR the approval of the Reverse Stock Split, and FOR the Name Change, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

         Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) or voted against a nominee will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in five other individuals receiving a larger number of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to approve the Reverse Stock Split, and the Name Change will have no effect on the vote for such proposals except to the extent the number of shares not voted causes the number of shares voted in favor of such proposals not to equal or exceed a majority of the outstanding shares (in which case such proposals would not be approved).

         Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by either (i) a later-dated proxy voted at the Meeting, (ii) a later dated proxy or written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

                                VOTING SECURITIES


         The Company has outstanding Common Stock, of which 18,197,040 shares were outstanding as of the close of business on October 2, 1998 (the "Record Date"), and Series H Preferred Stock, of which 69,800 shares were outstanding as of the close of business on the Record Date. Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote. Each share of Series H Preferred Stock is entitled to 562 1/2 votes. The outstanding shares of Series H Preferred Stock as of the Record Date are entitled to an aggregate of 39,262,500 votes.


         Representation at the Meeting by the holders of a majority of the outstanding Common Stock of the Company and the holders of a majority of the votes of all outstanding shares, as of the Record Date, either by personal attendance or by proxy, will constitute a quorum.

                          STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth as of September 30, 1998, information regarding beneficial ownership of the Company's common stock and Series H Preferred Stock by each director and each executive officer, and by all directors and executive officers of the Company as a group. Each named person and all directors and executive officers as a group are deemed to be the beneficial owners of shares that may be acquired within 60 days upon exercise of stock options. Accordingly, the number of shares and percentages set forth next to the name of such person and all directors and executive officers as a group include the shares issuable upon stock options exercisable within 60 days. However, the shares so issuable upon such exercise by any such person are not included in calculating the percentage of shares beneficially owned by any other stockholder.

                                                     COMMON                          PREFERRED
                                               SHARES BENEFICIALLY              SHARES BENEFICIALLY
                                                    OWNED(1)                          OWNED(2)
                                               --------------------             -------------------
       NAME OF BENEFICIAL OWNER              NUMBER          PERCENT          NUMBER          PERCENT
-------------------------------------        -------         -------          ------          -------
Thomas Hemingway(3)                          14,151,595      23.4%            15,797          21.1%
T. Richard Hutt(4)                           12,397,157      21.1%            21,584          30.0%
James H. Budd(5)                             12,397,157      21.1%            21,584          30.0%
Robert Orbach                                   116,856         *                203             *
David Lyons (6)                                 117,000         *                208             *
Kirit Goradia                                   818,553       1.4%             1,422           2.0%
All Directors and Executive Officers         39,998,318      63.7%            60,798          76.6%
  as a group (6 Persons)(7)

----------
 *       Less than 1% of the outstanding shares of the class.
(1) Based upon 18,197,040 shares of Common Stock outstanding and as if all Series H Preferred shares were automatically converted (See "Proposal One").
(2)      Based upon 69,800 shares of Series H Preferred Stock outstanding.
(3) Includes 5,199 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable. These shares exclude the shares of Ms. Detra Mauro, the spouse of Mr. Hemingway. See "Principal Stockholders." The percentage of Common Shares would be 52.3% if no other holders' Series H shares were converted.
(4) Includes 2,080 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable. The percentage of Common Shares would be 40.9% if no other holders' Series H Preferred shares were converted.
(5) Includes 2,080 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable. The percentage of Common Shares would be 40.9% if no other holders' Series H Preferred shares were converted.
(6) Includes 208 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.
(7) Includes 9,567 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable. The percentage of Common Shares would be 76.3% if no other holders' Series H Preferred shares were converted.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding ownership of outstanding shares of the Company's Common Stock and Series H Preferred Stock by those individuals or groups, other than the Company's management, who own more than five percent (5%) of either such class of outstanding shares to the Company's knowledge based on filings made by such persons with the Securities and Exchange Commission.

                                                     COMMON                          PREFERRED
                NAME OF                        SHARES OWNED AS OF               SHARES OWNED AS OF
           BENEFICIAL OWNER                     RECORD DATE (1)                  RECORD DATE (2)
----------------------------------------     -----------------------          -----------------------
                                             NUMBER          PERCENT          NUMBER          PERCENT
                                             ----------      -------          ---------       -------
David M. Mock(3)                              1,136,600          2.0%            --             --
P.O. Box 20201
Jackson, Wyoming 83001

Detra Mauro(4)                                1,371,375          2.4%           2,438           3.5%
18341 Churchill Lane
Villa Park, California 92861
                                              ---------      -------         ----------       -------

--------------
(1) Based upon 18,197,040 shares of Common Stock outstanding plus 39,262,500 additional shares issuable as if all Series H Preferred shares were automatically converted into Common Stock (See "Proposal One").
(2)      Based upon 69,800 shares of Series H Preferred Stock outstanding.
(3) Reported as of April 13, 1998 in Form 10-KSB/A. Includes shares held by a family corporation and a charitable foundation over which Mr. Mock holds voting control. Mr. Mock disclaims beneficial ownership of shares held by charitable foundation. Includes options held by Mr. Mock or his affiliates which will entitle them to purchase 567,500 shares. The percentage of Common Shares would be 6.2% if no Series H Preferred shares were converted.
(4) Ms. Mauro is the spouse of Thomas Hemingway, whose shares are not included in this table. See "Stock Ownership of Management." The percentage of Common Shares would be 7.0% if no other holders' Series H Preferred shares were converted.

                                  PROPOSAL ONE

                      NOMINATION AND ELECTION OF DIRECTORS

         The Company's directors are to be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The Board of Directors proposes the election of five directors at the Meeting.

         In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

         The five nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Subject to certain exceptions specified below, stockholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No stockholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the stockholder has given notice at the Meeting, prior to the voting, of the stockholder's intention to cumulate his or her votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

         The following table and paragraphs set forth the names of and certain information concerning the nominees for election as directors of the Company:

   NOMINEE(1)                 POSITION(S) WITH THE COMPANY                AGE


Thomas Hemingway          Director and Chief Executive Officer             42
T. Richard Hutt           Vice President of Sales and Secretary            59
James H. Budd             Vice President of Marketing                      57
Robert Orbach(2)(3)       None                                             47
David Lyons(2)(3)         None                                             49

----------
(1) The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.
(2) Designated to become the members of the audit committee of the Board of Directors of the Company, neither of whom is an employee of the Company.
(3) Designated to become the members of the compensation committee of the Board of Directors of the Company, neither of whom is an employee of the Company.

         Thomas ("Tom") Hemingway -- On August 5, 1998, Mr. Hemingway became the Chief Executive Officer and a director of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark Corporation, a California corporation ("Intermark"), and Intermark's securityholders upon the consummation of that transaction. A co-founder of Intermark, from October 1995 to the present Mr. Hemingway has served as Chief Executive Officer and in other senior management positions at Intermark, a software publishing, sales and marketing company. From August 1994 to September 1995, Mr. Hemingway operated a consulting business specializing in software sales and marketing. From January 1994 to July 1994, Mr. Hemingway was chief operating officer at Ideafisher Systems, an artificial intelligence / associative processing software company. From August 1993 to December 1993, Mr. Hemingway was serving as a consultant with L3, an edutainment software company. From January 1993 to July 1993, Mr. Hemingway was involved in computer-related consulting in the capacity of chief executive officer of Becker/Smart House, LV, a home automation enterprise. In 1992, Mr. Hemingway was involved in making private investments in various industries. Previously, from 1987 to 1991, Mr. Hemingway founded and served as president of Intelligent Information

Systems, a provider of network services and systems. Earlier in his career, Mr. Hemingway was a founder of Omni Advanced Technologies, a research and development firm developing products for the computer and communications industry.

         James H. ("Jim") Budd -- In August, 1998, Mr. Budd became a Vice President of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark's securityholders. A co-founder of Intermark, from October 1995 to the present Mr. Budd has served as Vice President of Marketing and in other executive capacities of Intermark, a software publishing, sales and marketing company. From August 1994 to September 1995, Mr. Budd operated a consulting business specializing in software sales and marketing. From March 1994 to July 1994, Mr. Budd was vice president of marketing at Ideafisher Systems, an artificial intelligence / associative processing software company. From November 1993 to February 1994, Mr. Hutt was involved in making private investments in various industries. Previously, from July 1978 to October 1993, Mr. Budd was founder and chief executive officer of Command Business Systems, a developer of business software products. Earlier in his career, Mr. Budd held marketing and sales management positions at Unisys, Nixdorf, Tymshare, and Prime Computer.

         T. Richard ("Dick") Hutt -- In August, 1998, Mr. Hutt became a Vice President and the Secretary of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark's securityholders. A co-founder of Intermark, from October 1995 to the present Mr. Hutt has served as Vice President of Sales and Secretary of Intermark. From September 1992 to September 1995, Mr. Hutt was distribution sales manager for Strategic Marketing Partners, a leading national software and technology marketing firm. Previously, he was in the communications and mini-computer industry, with TRW where he formed the Canadian subsidiary as vice president of sales. He moved to TRW's Redondo Beach headquarters and managed the western division until Fujitsu acquired the business unit. Before joining TRW, he was with NCR's financial sales division in Canada. Prior to that he managed the VAR division at Wang Laboratories. Moving to Matsushita, he played a key role in the development of the distribution channel for their Panasonic products.

         Robert ("Bobby") Orbach. Mr. Orbach is the founder and president of Orbach, Inc., providing high level consulting and advisory services for PC hardware and software companies, regarding acquisitions and strategic partnering as well as marketing, and has served in that capacity since May 1990. Earlier in his career, Mr. Orbach served as Vice President, Business Development, at 47th Street Photo, Computer Division, one of the earliest PC discount retailers. In addition to being a nominee for the Company's Board of Directors, Mr. Orbach is on the Board of Directors of Midisoft and In10city.

         David Lyons. From 1997 to the present, David Lyons has been employed by Communications Systems U.S.A., Inc., a start-up consolidation venture financed by Northwestern (NYSE:NOR) to acquire telecommunications voice and data companies. Serving as Vice President - Acquisitions, Eastern Region. Since inception in November, 1997 CSUSA has acquired 14 companies with gross revenues of over $180,000,000. From 1996 to 1997, Mr. Lyons was employed by Extel Communications, Inc., a telecommunications installation and maintenance company, as Executive Vice President. He was responsible for the expansion of the customer base through the company's merger and acquisition program as well as identifying opportunities for required outside financing. From 1992 to 1996, David served as the principal in Sherman Investment Group, Inc., a Merchant Banking Company which invests in and provides managerial assistance to medium sized public and private companies. He was involved in a number of financing transactions in the telecommunications industry, including the acquisition of Vodavi Communications, Inc. from Executone Information Systems, Inc.

BOARD MEETINGS AND COMMITTEES


         There were three meetings of the Board of Directors of the Company during the fiscal year of the Company ended December 31, 1997. The Board of Directors had established a standing Audit Committee and a Compensation Committee. However, in the fiscal year ended December 31, 1997, neither committee held a meeting separately from the meetings of the Board of Directors. None of the directors of the Company at any time during fiscal year 1997 remains an incumbent director or nominee at this time.


         The Audit Committee function is to review, act on, and report to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, the nature of nonaudit services, fees to be paid to the independent public accountants, the performance of the Company's independent public accountants, and the accounting practices of the Company. During the fiscal year ended December 31, 1997, all functions of the Audit Committee were undertaken by the Board of Directors as a whole.

         The Compensation Committee function is to review the performance of the executive officers of the Company and review the compensation programs for other key employees, including salary and cash incentive payment levels and option grants. During the fiscal year ended December 31, 1997, all functions of the Compensation Committee were undertaken by the Board of Directors as a whole.

         There is no standing nominating committee or other committee performing a similar function.

COMPENSATION OF DIRECTORS

         The Company's non-employee Directors are not currently compensated for attendance at Board of Director meetings. Non-employee directors from time to time have been, and in the future may be, granted, on an ad hoc basis, stock options upon being appointed to the Board. The Company may adopt a formal director compensation plan in the future. All of the Directors are reimbursed for their expenses for each Board and committee meeting attended.

                               EXECUTIVE OFFICERS

         The following table and paragraphs set forth the names of and certain information concerning the executive officers of the Company:


     NAME                    POSITION(S) WITH THE COMPANY               AGE
     ----                    ----------------------------             -----

Thomas Hemingway      President and Chief Executive Officer             42
Kirit Goradia         Chief Financial Officer, Treasurer                50
                      (Chief Accounting Officer) and Controller
James H. Budd         Vice President                                    57
T. Richard Hutt       Secretary                                         59


         For information on the business background of Messrs. Hemingway, Budd and Hutt, see "Nomination and Election of Directors" above.

         Kirit Goradia -- Mr. Goradia became the Chief Financial Officer, Treasurer and Controller of the Company in August 1998. Mr. Goradia has served as the Controller of Intermark from August 1997 to the present. From July 1995 to July 1997, Mr. Goradia was controller of Towne Advertising, where he supervised a staff of nine accountants. From September 1990 to August 1995 he was controller of Cooperative Computer Services, where he was responsible for all fiscal and administrative activities. Earlier in his career, he served for Galaxy Distributing as controller and, previously to that, served Farmers Cooperative as controller.

         The information regarding executive officers of the Company during its 1997 fiscal year is incorporated herein by reference to Part I of the Company's Form 10-KSB/A under the heading, "Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act."

SIGNIFICANT EMPLOYEES

         Steven Repetti - Mr. Repetti joined Intermark in July 1998 and serves as the company's Chief Technical Officer and brings 15 years of computer technology and software development experience. He has most recently been President and CTO of SmartDesk, Inc., an award winning software development and leading Internet content provider, and a party to a joint venture agreement with the Company regarding Internet technology development. Mr. Repetti also serves on the board of directors of Advanced Desktop Research, Inc., an advanced technology company. Also, Mr. Repetti founded Virtual Promote, a virtual Internet community, featuring technical issues and software solutions to the highly technical user. Virtual Promote has over one million page views per month.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth compensation received for the three fiscal years ended December 31, 1997 by the Company's Chief Executive Officer and by each of the persons who were, for the fiscal year ended December 31, 1997, the other four most highly compensated executive officers of the Company whose total compensation during that year exceeded $100,000 (the "Named Officers").


                                                SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                    ANNUAL COMPENSATION                 COMPENSATION
                                     ----------------------------------------------    ----------------
                                                                            OTHER                               ALL
                                                                           ANNUAL          SECURITIES          OTHER
         NAME AND                                                         COMPENSA-        UNDERLYING        COMPENSA-
    PRINCIPAL POSITION       YEAR         SALARY             BONUS          TION(1)       OPTIONS(#)(2)        TION(3)
    ------------------       ----         ------             -----         -------       -------------        -------
 Terry Haas                  1997       $ 151,484           $  -0-           -0-          398,750   shs.     $     -0-
   President and CEO         1996          84,345              -0-           -0-          198,750   shs.           -0-
                             1995              -0-             -0-           -0-           50,000   shs.           -0-

----------

(1) Perquisites and other personal benefits did not for any Named Officer in the aggregate equal or exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported in this table for such person.

(2) The amounts in the table represent shares of the Company's Common Stock covered by stock options granted to the named individual under the Innovus Corporation Omnibus Stock Option Plan.

(3) This column includes amounts, if any, of the Company's matching contributions to the Innovus Corporation Deferred Compensation Plan and group term life insurance premiums paid with respect to the named executive.

EXECUTIVE EMPLOYMENT AGREEMENTS

        The Company had agreed to compensation Mr. Haas with a base salary of $185,000 per year through March 31, 1999 with a one-time cash bonus of $50,000 in April, 1997 and such further incentives as may have been determined by the Board. Upon a termination following a change in control, Mr. Haas would have been entitled to one year's base salary as severance pay. The terms of compensation have not been reduced to a written agreement. During the fourth quarter of 1997, Mr. Haas verbally agreed to waive the change of control severance package and ongoing salary provided that he only be required to devote part-time to the Company. In fiscal year 1998, Mr. Haas and the Company reconfirmed that agreement in connection with the transaction between the Company and Intermark.

SECTION 401(K) PLAN

         During 1997, the Company maintained a deferred compensation plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Plan"). Participation in the Plan is available to all employees 21 years and older. The Company may, at its option, make contributions to the Plan equal to a percentage of voluntary contributions made by participants or it may make a contribution equal to a percentage of the salary of all participants. The Company has not made contributions to the Plan. The Plan was terminated in 1998.

STOCK OPTION PLAN

         The Company has adopted the Innovus Corporation Omnibus Stock Option Plan (the "Option Plan") to assist the Company in securing and retaining key employees and directors. The Option Plan provides that options to purchase a maximum of 1,327,500 shares of Common Stock may be granted to (i) directors, and
(ii) officers (whether or not a director) or key employees of the Company ("Eligible Employees"). The Option Plan will terminate on September 6, 2004, unless sooner terminated by the Board of Directors.

         The Option Plan is administered by a committee (the "Option Committee") currently consisting of the Board of Directors. The total number of options granted in any year to Eligible Employees, the number and selection of Eligible Employees to receive options, the number of options granted to each and the other terms and provisions of such options are wholly within the discretion of the Option Committee, subject to the limitations set forth in the Option Plan. The option exercise price for options granted under the Plan may not be less than 100% of the fair market value of the underlying common stock on the date the option is granted. Options granted under the Option Plan expire upon the earlier of an expiration date fixed by the Option Committee or five years from the date of grant.

         As of December 31, 1997, options to purchase 107,500 shares of Common Stock were outstanding under the Plan. Following the Company's downsizing, substantial numbers of previously granted options were forfeited as a result of employee terminations.

         The Company may also grant other options and warrants outside of the Plan.

OPTION GRANTS DURING FISCAL 1998

         The following table sets forth information on grants of stock options pursuant to the Innovus Corporation Omnibus Stock Option Plan during the fiscal year ended December 31, 1997, to the Named Officers:


                                                   OPTION GRANTS TABLE
                                            OPTION GRANTS IN FISCAL YEAR 1997

                                                                                  POTENTIAL
                               INDIVIDUAL GRANTS                                 REALIZABLE
                              % OF TOTAL                                      VALUE AT ASSUMED
               NUMBER OF        OPTIONS                                        ANNUAL RATES OF
              SECURITIES      GRANTED TO                                         STOCK PRICE
               UNDERLYING       EMPLOYEES      EXERCISE                        APPRECIATION FOR
                OPTIONS        IN FISCAL        PRICE       EXPIRATION        OPTION TERM($)(4)
   NAME        GRANTED(1)        YEAR(2)       ($/SHARE)       DATE(3)         5%            10%
   ----     ---------------  --------------  ------------  -------------- ------------  --------
Terry Haas      200,000            100%         $2.50          2002        $138,141      $305,255

----------

(1) The amounts in the table represent shares of the Company's Common Stock covered by stock options granted to the named individual under the Innovus Corporation Omnibus Stock Option Plan. Each option becomes exercisable on a cumulative basis as to 50% of the option shares immediately, 25% of the option shares one year after the date of grant and as to an additional 25% of the option shares two years after the date of grant. In connection with the transaction between the Company and Intermark, Mr. Haas agreed that none of these options would be exercisable until such time as Proposal Two herein shall have been approved.

(2) Options to purchase an aggregate of 200,000 shares of common stock were granted to employees, including the Named Officers, during the fiscal year ended December 31, 1997.

(3) Options granted have a term of 5 years, subject to earlier termination in certain events related to termination of employment.

(4) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the options' exercise price, assuming that the market price of the Company's common stock appreciates at a 5% and 10% compound annual rate over the ten year term of the options. The 5% and 10% rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and do not necessarily reflect management's estimate or projection of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

OPTION EXERCISES IN FISCAL 1998 AND YEAR-END OPTION VALUES

         The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 1997 by the Named
Officers:


                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING                  VALUE OF UNEXERCISED
                        SHARES          VALUE              UNEXERCISED OPTIONS                   IN-THE-MONEY OPTIONS
                      ACQUIRED ON     REALIZED            AT FISCAL YEAR END(#)                AT FISCAL YEAR END($)(1)
      NAME             EXERCISE        ($)(1)        EXERCISABLE       UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
      ----         ---------------  -----------  -----------------  ------------------  ----------------- ----------------
Terry Haas                 -0-             -0-        221,093             177,657                 -0-               -0-

----------
(1) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price of "in-the-money" options. The closing sale price for the Company's common stock as of December 31, 1997 on the Nasdaq Small Cap Market was $0.38.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee function, during the fiscal year ended December 31, 1997, was served by the Board of Directors of the Company as a whole, which included Messrs. Haas and Mock, each of whom were, neither during the last completed fiscal year of the Company, an officer or employee of the Company. During fiscal year 1997, no executive officer of the Company served as a member of the Compensation Committee or as a director of any entity whose executive officers served on either the Compensation Committee or the Board of Directors of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On August 5, 1998, the Company finalized an Agreement and Plan of Share Exchange with Intermark Corporation ("Intermark"). Under the Agreement, as amended, the shareholders of Intermark exchanged all of the outstanding capital stock of Intermark for 1,033,670 shares of common stock of the Company and for 2,665 shares of the Company's newly created Series H Preferred stock convertible into approximately 44,272,241 shares of Common Stock. In addition, the Company assumed Intermark options which are now exercisable to purchase up to 6,316,524 shares of the Company's common stock. See "Change in Control."

         On April 2, 1998, the Board of Directors authorized the Company to issue 10% Series A and Series B Convertible Debentures. As a result, $75,000 of Series A debentures were issued for cash in April 1998, of which $25,000 were issued to an officer and director of the Company. In addition, $45,000 of Series B convertible debentures were issued at the end of June 1998 for the conversion of accounts payable. The debentures total $120,000 at June 30, 1998 and are due October 31, 1998. The debentures and related accrued interest are convertible into common shares at $0.125 per share, subject to availability of authorized and unissued common stock. The Company granted the holders of the debentures registration rights with respect to the underlying common stock issuable upon conversion and has agreed to pay the costs of such registration. The Company granted the holders of the debentures, as a group, a security interest in substantially all assets of the Company.


         As an additional incentive to existing investors to purchase debentures, the Company agreed to reprice existing warrants and options held by each investor to $0.15 per share if the investor purchased debentures of at least $25,000. The market value of the underlying common stock was less than the new exercise price on the date the warrants and options were repriced;
accordingly, no additional interest expense or compensation expense was recognized in connection with the repricing of the warrants and options. In connection therewith, in the aggregate, warrants to purchase 1,950,938 shares and options to purchase 1,083,269 shares of Common Stock held by David Mock, The Free Methodist

Foundation, Terry Haas, Gordon Mellon, Dick Ginzburg, Russ Stokes, Menco, Inc., Ken Wooley, Leon Bugginas, Andrew Stahlam, Roxanne Googin, and Ed Marucci, were repriced.


         During the second quarter of 1998, the Company received advances from an officer/director in the amount of $8,000 which were included with additional proceeds received during July 1998 in a $14,000 promissory note payable to the officer/director. The note is due on demand and is unsecured.

         In June, 1997 the Company entered into bridge financing arrangements with Mr. Mock and unrelated parties whereby the Company borrowed $235,000 from Mr. Mock and $170,000 from the third parties. The bridge financing had a stated interest rate of 10% per annum. In connection with the financing, Mr. Mock and the other lenders were issued warrants to purchase 405,000 shares of Common Stock at $3.00 per share; provided that half of the warrants would not vest if the loans were repaid within 45 days. The Company recognized approximately $526,500 of interest expense representing the estimated fair value of the warrants. Borrowings under the bridge financing were secured by substantially all of the assets of the Company, subject to the senior security interests of the Company's bank lender. Mr. Mock surrendered the balance of the loans owing to Mr. Mock in November, 1997 in order to purchase Common Stock in the Company as described below. The terms of the bridge financing from Mr. Mock and from the third parties were identical.

         In August and September, 1997, the Company borrowed an additional $65,000 from Mr. Mock on an unsecured basis.

         In September, 1997 the Company made a private placement of 1,220,000 shares of Common Stock and warrants to purchase 305,000 shares of Common Stock. The Company received consideration of $610,000 for issuance of the stock and warrants. The exercise price of the warrants was $0.75 per share. Mr. Mock applied the $470,000 balance of the bridge financing and unsecured loan owed to him to the purchase of 940,000 shares and 235,000 warrants in such placement. The remaining $140,000 of the placement was sold to third parties.

         In September, 1996 the Company entered into bridge financing arrangements with Mr. Mock and unrelated parties whereby the Company borrowed $625,000 at prime plus 1% per annum. Borrowings under the bridge financing are secured by substantially all of the assets of the Company, subject to the senior security interest of the Bank. Warrants to purchase up to 312,500 shares at $5.50 per share were issued to the lenders in connection with the bridge financing.

         Mr. Michael L. DeBloois, a director of the Company during the 1997 fiscal year, is a partner in the Multimedia Group. The Multimedia Group provides substantially the same services as were previously offered by the Company's services business. The Multimedia Group has agreed to complete work which the services business had in process when it was discontinued in January, 1997 and to provide similar support to the Company's customers in the future. The
Multimedia Group is utilizing a portion of the Company's facilities and equipment, for which it has agreed to pay a fair rental value. The exact terms of the rental and the other arrangements between the Company and the Multimedia Group are being negotiated.

         In 1997 accounts associated with The Free Methodist Foundation purchased 23,000 shares of Series F Preferred Stock (convertible into at least 575,000 shares of Common Stock) and warrants to purchase 115,000 shares of Common Stock. Mr. Richard M. Cott, a director of the Company during the 1997 fiscal year, is Chief Financial Officer of The Free Methodist Foundation. Such shares and warrants were purchased prior to Mr. Cott joining the Company's Board of Directors.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

         During the 1997 fiscal year, the Board of Directors as a whole undertook the functions of the Compensation Committee, which reviews the performance of the executives of the Company, as to the compensation of the Chief Executive Officer of the Company and the compensation programs for other key employees, including salary and cash incentive payment levels and stock awards under the Innovus Corporation Omnibus Stock Option Plan.

         The Board of Directors as presently constituted and signing below did not participate in the determination or review of fiscal 1997 compensation.

         The Company, in view of its limited cash resources in fiscal 1997, generally conserved cash and decreased compensation expenditures with the agreement of the respective executive employee. As described below, Mr. Haas agreed to a reduction in compensation in return for the Company reducing its demands on his time. We believe that the Company received more than proportionate efforts on the part of Mr. Haas and the other executive officers, each of whom also received compensation due to fiscal constraints.

         Compensation of the Principal Executive Officer. The Board of Directors reviewed the performance of the principal executive officer of the Company, as well as other executives of the Company. Terry Haas was the Company's President and Chief Executive Officer in fiscal 1997. As the principal executive officer of the Company, Mr. Haas' compensation was determined based on a subjective consideration of the various factors discussed above, including the performance of the Company, the individual performance of Mr. Haas, a review of the compensation packages of executives in technology companies similar in size and complexity to the Company, and Mr. Haas' performance compared to various objective and subjective goals established by the Board of Directors. It is the practice of the Board of Directors to set performance goals at the commencement of a fiscal year, to give a performance appraisal to the Chief Executive Officer at the end of the fiscal year, and to set payment of incentive payments based on the Chief Executive's performance as measured against such objectives.

         Option Repricing. In April and June 1998, the Company authorized an issuance of debentures for cash. As a measure that the Board of Directors considered necessary at the time in order to induce investors to purchase debentures, any investors who would agree to purchase $25,000 of debentures were offered a repricing of all options and warrants held by the investor. The options and warrants were repriced to $.15 per share, which exceeded the market value of the underlying Common Stock at the time when the options and warrants were repriced. During 1998, 1,248,750 warrants were repriced, as follows:
817,500 of the warrants that were initially exercisable at $0.75 to $5.50 were repriced to being exercisable at $0.15 per common share and 431,250 of the warrants that were initially exercisable at $0.75 to $5.50 were repriced to being exercisable at $0.20 per warrant.

                                                  Respectfully submitted,

                                                  The Board of Directors:

                                                  Thomas Hemingway
                                                  Shawn Cunningham

                                  PROPOSAL TWO

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT

         The Board of Directors believes that it would be in the best interests of the Company and its stockholders for the stockholders to authorize, as recommended by the Board of Directors, an amendment (the "Amendment") of the Company's Certificate of Incorporation to effect a reverse stock split. The applicable text of the Amendment is found in Exhibit A.

         The applicable text of the stockholders' resolution is found in Exhibit B.

         Approval of Proposal Three is not a condition to the approval of Proposal Two.

         The intent of the Board of Directors insofar as recommending a reverse stock split is to increase the long-term marketability and liquidity of the Common Stock.

         The Board of Directors believes that the relatively low per share market price of the Common Stock impairs the marketability of the Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company when compared with the Company's competitors. Thus, any increase in trading price resulting from a reverse stock split is intended to be attractive to the financial community, the investing public, and to consumers of the Company's products.

         Theoretically, the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it or the Company's reputation in the financial community. In practice this is not necessarily the case, as many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. The foregoing factors are believed to adversely affect not only the liquidity of the Common Stock, but also the Company's ability to raise additional capital through a sale of equity securities or other similar transactions.

         If a reverse stock split is approved by the stockholders of the Company, ten (10) shares of Old Common Stock shall be reclassified into one (1) share of New Common Stock (the "ratio"). The stockholders are requested to approve a Reverse Stock Split in the ratio of one-for-ten (the "Reverse Stock Split"). The Reverse Stock Split would become effective on any date (the "Effective Date") on which the Amendment is filed by the Company with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL").

EFFECTS OF THE REVERSE STOCK SPLIT

         Consummation of a Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain at 20,000,000 shares.

         Consummation of a Reverse Stock Split will not alter the $.001 par value of Old Common Stock, which will remain at $0.001 per share of New Common Stock.

         If the Reverse Stock Split takes place, a number of outstanding shares will resume the status of authorized and unissued, and these shares will again be available for issuance. Effective with the Reverse Stock Split, the conversion rate of outstanding preferred stock, debentures and options would be adjusted proportionately. When a one-for-ten Reverse Stock split is effected each convertible debenture would thereafter be convertible into one-tenth as many shares of New Common Stock. Outstanding options to purchase Common Stock would be similarly adjusted. Each one (1) share of the Series H Preferred Stock, which is convertible into 562 1/2 shares of Common Stock, would thereupon be convertible into 56 1/4 shares of New Common Stock.

         Shares of New Common Stock that are no longer necessary to be reserved for issuance upon conversion or exercise will become uncommitted or unreserved and available for future issuance or commitment or reservation.

         Proportionate voting rights and other rights of stockholders will not be altered by any Reverse Stock Split (other than as a result of payment in cash in lieu of fractional shares).

         Consummation of a Reverse Stock Split should have no material federal tax consequences to most stockholders; however, tax effects are especially dependent upon a stockholder's individual circumstances, and may be material to particular tax payers whose situations are atypical; and each stockholder must obtain his or her own tax advice; and the general description under "Federal Income Tax Consequences" below is not tax advice.

POSSIBLE ADVANTAGES

         The holders of Old Common Stock should benefit directly from the automatic conversion of the Series H Preferred Stock into New Common Stock. The Series H Preferred Stock has a liquidation preference equal to approximately $84 per share, or in excess of $6,500,000 in the aggregate, which will be eliminated by the Reverse Stock Split. Also all preferential voting rights, conversion rights and other rights and privileges senior to the Old Common Stock will be eliminated by the Reverse Stock Split. See "Description of Capital Stock."

         Also the Board believes that a decrease in the number of shares of Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares and that a higher price should be more appropriate for a more active or liquid trading market in the future, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of shares outstanding resulting from any Reverse Stock Split.

         Additionally, the Board believes that an appropriate price per share of New Common Stock could be achievable in the future, which should promote greater interest by the brokerage community in marketing shares of Common Stock to their customers. The current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue.

         The increase in the spread between the authorized number of shares of Common Stock and the number of shares outstanding or committed could have an advantage of permitting the Company to issue shares of Common Stock for acquisition, sale of equity, conversion of convertible debt, and other purposes that could improve the financial position of the Company.

         If the Reverse Stock Split is approved by stockholders, the Board will have authority without further stockholder approval to effect a Reverse Stock Split of one (1) share for each outstanding ten (10) shares, corresponding to the amounts shown in the following Table. The following Table shows the number of shares of Common Stock that would be outstanding (based on the number of shares outstanding as of the Record Date) immediately after a Reverse Stock Split. The reduction of the number of shares outstanding in the Reverse Stock Split has the inverse effect on authorized and unissued shares. The table does not attempt to account for cashing out fractional shares.



  Ratio of Reverse Stock                                  Preferred Stock        Authorized and Unissued
          Split              Common Stock Outstanding      Outstanding                Common Stock
--------------------------  ------------------------  ------------------------  -------------------------
         None                      18,197,400                69,800                     1,802,960
         1 for 10                   5,745,954                     0                    14,254,046

         In addition, the Board shall have authority to determine the exact timing of the Reverse Stock Split, which may be effected at any time within two months following the meeting. The timing will be determined on the basis of advice to the Board from its financial advisors and will be effected with the intention of maximizing the benefit to stockholders and the Company of the Reverse Stock Split. The Board of Directors believes that leaving the discretion to the Board of Directors in these regards will permit flexibility to make an attempt to effectuate the Reverse Stock Split in an appropriate and well-planned manner.


         The Company's reporting obligations under the Securities Exchange Act of 1934 should not be affected by the changes in capitalization contemplated pursuant to the Reverse Stock Split because no significant reduction should be anticipated in the number of record holders of the Common Stock below its Record Date level of approximately 231. Of course, the present number of record holders will remain below the Securities Exchange Act of 1934's going-private threshold of fewer than 300 record holders (or fewer than 500 if the issuer's total assets did not exceed $10,000,000 in its last three fiscal years).


POSSIBLE DISADVANTAGES


         The Common Stock is sporadically traded, and is not quoted except on the over the counter bulletin board. On the Record Date, the reported high bid price of the Common Stock as reported on the over the counter bulletin board was $0.17 per share. Such price may not reflect actual trades and does not include retail mark-downs, mark-ups or commissions. No assurance can be made as to the future price of New Common Stock.


         The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding will stimulate interest in the Company's Common Stock and possibly promote greater liquidity. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Stock Split is effected.

         The Board of Directors is hopeful that the proposed Reverse Stock Split will result in a price level for the shares that will mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's shares. However, there can be no assurance that the proposed Reverse Stock Split will achieve these desired results outlined above, nor can there be any assurance that the price per share of the Common Stock immediately after the proposed Reverse Stock Split will increase proportionately with the reverse split or that any increase can be sustained for a prolonged period of time.

         Any reduction in brokerage commissions resulting from a Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions which will be required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.


         The Reverse Stock Split will reduce the number of shares outstanding held by the public to approximately 1,819,704 (after a one-for-ten Reverse Stock Split is effected). The fewer the publicly held shares, the lower the trading volume, the less the financial community is likely to be interested in the shares. No assurance can be made that a lower trading volume will not depress the Common Stock market price.


         The Reverse Stock Split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the Common Stock to go down. The number of round lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on the Company's shares.

         Higher numbers of odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. This may negatively impact the average trading volume and thereby diminish interest in Common Stock by some investors and advisors.

         One purpose of Proposal Two is to provide for a sufficient number of authorized but unissued and uncommitted shares which will be available in the event the Board of Directors determines that it is necessary and appropriate to raise additional capital through the sale of securities in the public or private market, enter into a strategic partnership with another company, grant options to the Company's employees or acquire another company, business or assets, or in other events. Common Stock could be issued in the discretion of the Board of Directors without stockholder approval of each issuance. After Proposal Two is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock. If applicable law or regulation does not require stockholder approval as a condition to the issuance of such shares in any particular transaction, it is expected that such approval will not be sought. The Company may fund its existing obligations by raising capital through the sale or conversion of shares. Any increase in the number of shares authorized or outstanding may depress the price of shares and impair the liquidity of stockholders. In addition, the issuance may be on terms that are dilutive to stockholders.
Issuance of additional shares also could have the effect of diluting the earnings per share and book value per share of shares outstanding.

         From time to time, the Company has engaged in discussions concerning possible acquisitions or financing arrangements. The Company may not be required to disclose ongoing negotiations in all cases, and, as a policy, does not disclose ongoing negotiations.

         If effected, the Reverse Stock Split should not result in a significant reduction of the number of stockholders of the Company, although the Company may choose to engage in a repurchase of odd lot stock holdings subsequent to the Reverse Stock Split which may result in such a reduction. The number of "even lot" holders may decrease. The number of "even lot" holders of an issuer's stock as a result of a Reverse Stock Split may be unpredictable. The trading volume may depend more on trading by even lot holders than on trading by odd lot holders. The Company has no present intention to cause the number of stockholders to decrease; and notwithstanding the present intention, the acts of the Company in the future may directly or indirectly cause such decrease, and such a decrease could impair the trading market in the Company's shares.

         Holders of New Common Stock will continue to be entitled to receive such dividends as may be declared by the Board of Directors. To date no dividends on the Common Stock have been paid by the Company and the Company's bank loan and other similar agreements now, or in the future may, prohibit the payment of dividends.

INDIVIDUAL INTERESTS OF MANAGEMENT IN PROPOSAL TWO

         As of August 5, 1998, Messrs. Hemingway, Hutt and Budd, received options to purchase shares of the Series H Preferred Stock of the Company, which will be automatically converted into options to purchase approximately 8.2% of the Common Stock of the Company in the event that Proposal Two is adopted. As a result, their respective interests in the outcome of Proposal Two may differ in certain respects from, and may conflict with, the interests of other Series H Preferred Stock holders of the Company or the interests of holders of Common Stock.

         Otherwise, the Company's executive officers, directors and nominees for director, have no substantial interest, except their pro rata interest as shareholders of the Company, in the outcome of Proposal Two. Their interests in Proposal Two as holders of Series H Preferred Stock and as holders of Common Stock are substantially the same as the interests of the other holders of such respective class of stock. The potential benefits to holders of Series H Preferred Stock of adoption of Proposal Two include the receipt of Common Stock, which is publicly traded and has a public market, upon the automatic conversion of the Series H Preferred Stock. The potential detriments of receiving shares of New Common Stock upon automatic conversion of the Series H Preferred Stock include the loss of rights, preferences and privileges of the Series H Preferred Stock relative to shares of Common Stock.


POTENTIAL ANTI-TAKEWOVER EFFECT OF AUTHORIZED BUT UNISSUED SECURITIES AND BYLAW PROVISION

         The Reverse Stock Split results in a greater spread between the number of authorized shares and the number of outstanding shares. The issuance of shares of Common Stock or Preferred Stock under particular circumstances may have the effect of discouraging an attempt to change control of the Company, especially in the event of a hostile takeover bid. The increase in the spread between authorized and issued (and committed) Common Stock recommended by the Board of Directors could have the overall effect of rendering more difficult the accomplishment of an acquisition, and to make more difficult the removal of incumbent management. The spread between authorized shares and outstanding (or committed) shares might be used to the stock ownership or voting rights of persons seeking to obtain control of the Company; and this anti-takeover effect could benefit incumbent management at the expense of the stockholders. Also the Board of Directors will continue to have broad discretion with respect to designating and establishing the terms of each series of Preferred Stock prior to its issuance. As mentioned above with respect to Common Stock, the Preferred Stock may be used in connection with the acquisition of other businesses or properties or to obtain additional financing for the Company.

         The issuance of shares of Common Stock or Preferred Stock under particular circumstances may have the effect of discouraging an attempt to change control of the Company, especially in the event of a hostile takeover bid. The increase in the spread between authorized and issued (and committed) Common Stock recommended by the Board of Directors could have the overall effect of rendering more difficult the accomplishment of an acquisition, and to make more difficult the removal of incumbent Management. Common Stock would be authorized to be issued in the discretion of the Board of Directors without stockholder approval of each issuance. The proportionate increase in the authorized number of shares of Common Stock could have an advantage of permitting the Company to issue shares for other purposes that could improve the financial position of the Company. However, the proportionately larger spread of additional authorized to outstanding (and committed) shares might be used to impair the stock ownership or voting rights of persons seeking to obtain control of the Company; and this anti-takeover effect could benefit incumbent management at the expense of the stockholders. Issuance of additional shares also could have the effect of diluting the earnings per share and book value per share of shares outstanding of Common Stock. In the Board of Directors' discretion, an amount of authorized and unissued and uncommitted shares may facilitate the adoption of a "poison pill" and its anti-takeover purposes.

         The Company had a class of securities listed on the Nasdaq Stock Market, and certain rules would apply to the Company as a listed company (under the Nasdaq listing agreements), which could have the effect of requiring a stockholder vote to approve certain issuances of Common Stock, but there can be no assurance that the Company will become listed or continue such listing. Therefore no assurance is made that the stockholders will be entitled to vote on any particular issuance.

         The Company may issue new securities without first offering them to stockholders. The holders of Common Stock of the Company have no preemptive rights. Preemptive rights would have given stockholders a pro rata right to purchase new securities issued by the Company. Preemptive rights protect such holders from dilution to some extent by allowing holders to purchase shares according to their percentage ownership in each issuance of new securities. Therefore, the Company may issue its shares in a manner that dilutes current stockholders.

         Other anti-takeover defenses the Company might employ include a variable-sized Board of Directors pursuant to the Bylaws of the Company. The Board of Directors consists of not more than five and not fewer than three directors. The exact number of directors on the Board may be fixed within the variable range either by resolution of the Board or approval of the stockholders. Although not intended by the Company to have an anti-takeover effect, the authority of the Board to change the size of the Board could prevent or make more difficult a takeover of the Company. Because the Board is authorized under the Bylaws to expand the size of the Board and to appoint additional directors to fill vacancies resulting from such expansion, the Board could make it more difficult for an outside party to obtain majority representation on the Board. Expansion of the Board in such a circumstance would also make it more difficult to remove control of the Board from the incumbent directors. The Board does not consider the variable sized Board of Directors to be an effective deterrent against abusive takeovers.

ACCOUNTING FOR REVERSE STOCK SPLIT

         If a Reverse Stock Split is effected, it will require that an amount be transferred to the Company's Surplus Account (specifically, its Capital Surplus Account) and from its Capital Account. That amount is equal to the number of fewer shares issued times such shares' par value.

         The number of shares of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be increased correspondingly. Offsetting this reduction, in part, will be an increase in the number of shares of New Common Stock outstanding as a result of conversion of Series H Preferred Stock.

         The resolutions approving the Reverse Stock Splits provide that this increase in capital in excess of par value will be treated as capital for statutory purposes. However, under Delaware law, the Board of Directors of the Company will have the authority, subject to various limitations, to transfer some or all of such increased capital in excess of par value from capital to surplus, which additional surplus could be distributed to stockholders as dividends or used by the Company to repurchase outstanding stock. The Company currently has no plans to use any surplus so created to pay any such dividend or to repurchase stock.

         The following table illustrates the principal effects of the Reverse Stock Split to the Company's capital stock on a pro forma basis as at September 30, 1998 and based on 18,197,040 shares of Common Stock then outstanding:


                                                                After 1-for-10
                                            Prior to Reverse        Reverse
           Number of Shares                   Stock Split         Stock Split
--------------------------------------      -----------------   ---------------
Common Stock
    Authorized........................         20,000,000           20,000,000
    Outstanding.......................         18,197,040            5,745,954
    Available for Future Issuance (1).          1,802,960           14,254,046
Preferred Stock
    Authorized........................          1,000,000            1,000,000
    Outstanding.......................             69,800                    0
    Available for Future Issuance.....            930,200            1,000,000
----------------------------
(1) Excludes and adjustment resulting from the repurchase of fractional shares.


         The following table illustrates the principal effects of the Reverse Stock Split to the Company's capital accounts on a pro forma basis as at June 30, 1998 and based on 13,187,415 shares of Common Stock outstanding:

                                                                After 1-for-10
                                           Prior to Reverse         Reverse
         Financial Data                      Stock Split          Stock Split

    Stockholders' Equity (Deficit)
    Common Stock,
      $0.001 par value................             13,188                5,746
    Preferred Stock,
      $0.001 par value................                  3                    0
    Additional Paid-in Capital........           (627,504)            (631,859)
    Treasury Stock....................                  5                    0
    Accumulated Deficit...............           (100,161)            (100,161)
    Total Stockholders' Equity (Deficit)         (714,469)            (714,469)
    Book Value per common share.......              (0.05)               (0.12)

(1) Excludes any adjustment resulting from the repurchase of fractional shares.


LIQUIDATION OF FRACTIONAL SHARES

         At the Effective Date, each ten (10) shares of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into one whole a share of the Company's Common Stock (the "New Common Stock"). All shares that are not combined into whole shares will be subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for (i) surrender and exchange for certificates representing whole shares of New Common Stock and
(ii) cash in lieu of any fraction of a share of New Common Stock to which such holders would otherwise be entitled.

         The Company will either deposit sufficient cash with the Exchange Agent or set aside sufficient cash for the purchase of the above referenced fractional interests. Stockholders are encouraged to surrender their certificates to the Exchange Agent for certificates evidencing whole shares of the New Common Stock and to claim the sums, if any, due them for fractional interests, as promptly as possible following the Effective Date. No interest will accrue or be payable to stockholders on account of such deposit. The Company shall be entitled to earnings, if any, on funds deposited.

         Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdictions. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

         The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. No service charge will be payable by stockholders in connection with the exchange of certificates or the issuance of cash for fractional interests, all of which costs will be borne and paid by the Company.


         The number of holders of the Common Stock on the Record Date was 231. The Company does not anticipate that the payment in cash in lieu of fractional shares following any Reverse Stock Split would result in a significant reduction in the number of such holders.


FEDERAL INCOME TAX CONSEQUENCES

         The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss the federal income tax consequences which may apply to non-resident aliens, broker-dealers, stockholders who receive Common Stock in compensatory transactions or insurance companies. This discussion does not address any foreign, state or local tax consequences that may be relevant to the Company's stockholders. Accordingly, each stockholder is urged to consult his or her own tax advisor to determine the particular consequences to them of the Reverse Stock Split.

         The exchange of shares of Old Common Stock for shares of New Common Stock will not result in recognition of gain or loss (except in the case of cash received for fractional shares as further described below). The holding period of the shares of New Common Stock will include the stockholder's holding period for the shares of Old Common Stock exchanged therefor, provided that the shares of Old Common Stock were held as a capital asset. The aggregate of the adjusted basis of the shares of New Common Stock will be the same as the aggregate of the adjusted basis of the Old Common Stock exchanged therefor, reduced by the basis applicable to the receipt of cash in lieu of fractional shares.

         A stockholder who receives cash in lieu of fractional shares will be treated as if the Company has issued fractional shares to him and then immediately redeemed such shares for cash. Such stockholder should generally recognize gain or loss, as the case may be, measured by the differences between the amount of cash received and the basis of his Old Common Stock allocable to such fractional shares, as if they had actually been issued, provided that this tax treatment would be inapplicable if such redemption is deemed to be essentially equivalent to a dividend. Such gain or loss will be capital gain or loss (if such stockholder's Old Common Stock was held as a capital asset), and any such capital gain or loss will generally be long-term capital gain or loss to the extent such stockholder's holding period for his or her Old Common Stock then exceeds twelve months.

         In the event the payment in cash for a fractional share is deemed to be essentially equivalent to a dividend, the amount received will be taxable as ordinary income to the extent of the Company's current and accumulated earnings and profits, if any, determined on a pro rata basis. Any amount distributed which is not a dividend on account of a lack of current or accumulated earnings and profits of the Company will first be applied against and reduce a stockholder's basis in his or her Common Stock and thereafter be treated as gain from the sale or exchange of property.

REQUIRED VOTE

         Under Delaware law, approval of the foregoing proposal requires affirmative votes of at least a majority of the shares outstanding of Common Stock and a majority of the outstanding shares of Series H Preferred Stock.

                   MANAGEMENT RECOMMENDS A CONSENT OR VOTE FOR
                                  PROPOSAL TWO
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT


MARKET FOR THE COMPANY'S COMMON STOCK

         From November, 1995 to November, 1997, the Company's Common Stock was listed on the Nasdaq SmallCap market. In November, 1997, the Company was de-listed from Nasdaq. The Common Stock is currently quoted on the OTC Bulletin Board. Trading in the Common Stock is sporadic.


         On the Record Date, the closing bid and asked quotations for the Common Stock on the OTC Bulletin Board were $0.17 and $0.22, respectively. As of the Record Date there were 231 holders of record of the Common Stock. The following table reflects the high and low closing bid quotations reported by the OTC Bulletin Board subsequent to November, 1997, as well as high and low last sales prices reported by Nasdaq for prior periods. Such prices represent inter-dealer quotations, do not include markups, markdowns, or commissions and may not reflect actual transactions.

                                                   High            Low

         Year Ended December 31, 1996

         January 1 to March 31, 1996               $10.75           $7.50
         April 1 to June 30, 1996                  $13.75           $9.38
         July 1 to September 30, 1996              $11.50           $5.13
         October 1 to December 31, 1996             $6.25           $3.25

         Year Ended December 31, 1997

         January 1 to March 31, 1997                $4.50           $2.25
         April 1 to June 30, 1997                   $3.50           $2.13
         July 1 to September 30, 1997               $2.69           $0.50
         October 1 to December 31, 1997             $0.75           $0.16

         Year Ending December 31, 1998

         January 1 to March 31, 1998                $0.21           $0.15
         April 1 to June 30, 1998                   $0.55           $0.19
         July 1 to September 30, 1998               $0.33           $0.18
         ------------------------------------

         The number of holders of record of Common Stock of the Company as of the Record Date was approximately 231.

EXCHANGE OF STOCK CERTIFICATES

         Interwest Transfer Company, Inc. will act as the Company's exchange agent (the "Exchange Agent") to act for holders of Old Common Stock in implementing the exchange of their certificates.

         DO NOT SEND STOCK CERTIFICATES UNTIL YOU RECEIVE A NOTICE REQUESTING YOU TO TRANSMIT THEM TO THE EXCHANGE AGENT.

         If the proposals are approved by stockholders and the Company files the Amendment, the Amendment will become effective on the date therein specified as the effective date of such filing (the "Effective Date"). After the Amendment is filed, but before or after the Effective Date, stockholders will be notified and requested to surrender their certificates representing shares of Old Common Stock to the Exchange Agent in exchange for certificates representing New Common Stock. Beginning on the Effective Date, each certificate representing shares of the Company's Old Common Stock will be deemed for all corporate purposes to evidence ownership of a proportionate number of shares of New Common Stock and a right to payment in cash in lieu of fractional shares of New Common Stock.

                                 PROPOSAL THREE

                                   NAME CHANGE

         The Company's Board of Directors has authorized and recommends to stockholders the change of the Company's name to Esynch Corporation (the "Name Change"). The Name Change would be effected by filing an amendment of the Company's Certificate of Incorporation to effect the Name Change. The applicable text of the amendment is found in Exhibit A.

         The applicable text of the stockholders' resolution is found in Exhibit B.

         In the judgment of the Board of Directors, the change of corporate name is desirable in view of the significant change in the character and strategic focus of the business of the Company resulting from the recent acquisitions of Intermark. This acquisition is part of a strategic corporate program to focus the Company's business operations into areas with higher growth potential, but in which there are opportunities for collaborative product development and electronic software distribution and marketing.

         If the proposed name change is adopted, it is the intent of the Company to use the trade name Esynch in its communications with stockholders and the investment community as well as to use the name in the conduct of its operations.

         Approval of Proposal Two is not a condition to the approval of Proposal Three.

         If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates, unless Proposal Two is also adopted.

APPROVAL OF STOCKHOLDERS

         Approval of this proposal requires the affirmative vote of a majority of the votes of the outstanding shares of Common Stock and Series H Preferred Stock of the Company voting together as a single class. If approved by the stockholders, the amendment to Article First will become effective upon filing with the Secretary of the State of Delaware a Certificate of Amendment to the Company's Certificate of Incorporation, which filing is expected to take place shortly after the Annual Meeting. However, the Board of Directors will be authorized, without a further vote of the stockholders, to abandon the name change and determine not to file the Certificate of Amendment if the Board concludes that such action would be in the best interest of the Company and its stockholders.


         THE BOARD BELIEVES THAT THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARD.


            BOARD OF DIRECTORS' DISCRETION AND RESERVATION OF RIGHTS

         The Board of Directors reserves the right, notwithstanding stockholders' approval and without further action by the stockholders, to elect not to proceed with any of the proposed actions, if at any time prior to filing the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion determines that the proposed action is no longer in the best interests of the Company and its stockholders. Pursuant to Section 242(c) of the General Corporation Law of Delaware, the reservation by the Board of Directors of this right to abandon a proposed amendment of the Company's Certificate of Incorporation is set forth in the resolutions adopting the amendments.

         Under each of Proposals Two and Three, the Board reserves the right to delay the filing of the amendment for up to two months following the adoption of the respective proposal.

         The Board of Directors also retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of the proposed actions, including without limitation editorial modifications, additions or deletions to the amendments under either of the Proposals, or any change to the Restated Certificate of Incorporation which the Board of Directors may adopt without shareholder vote in accordance with the DGCL.

                              NO DISSENTERS' RIGHTS

         Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the proposed amendments to the Company's Restated Certificate of Incorporation under any of the Proposals.

                                CHANGE IN CONTROL

         On May 8, 1998, after the close of business, the Company entered into an Agreement and Plan of Share Exchange dated as of May 8, 1998 (the "Agreement") by and among the Company and Intermark Corporation, a California corporation ("Intermark"), and the securityholders of Intermark Corporation ("Exchanging Securityholders"). On June 17, 1998, the Company entered into the First Amendment of Agreement and Plan of Share Exchange dated as of May 8, 1998. On July 30, 1998, the Company entered into the Second Amendment of Agreement and Plan of Share Exchange dated as of May 8, 1998 ("Second Amendment").


         The  closing  of  the   transactions   contemplated  by  the  Agreement
("Closing") occurred on August 5, 1998. The Closing resulted in a change in control of the Company. The Agreement, as amended by the First Amendment and the Second Amendment, provided for the Exchanging Securityholders to deliver and exchange all of the outstanding capital stock of Intermark and options or other rights to purchase such capital stock for capital stock of the Company aggregately having voting power equal to 77.5% of the capital stock of the Company aggregately outstanding as of immediately after the Closing. Accordingly Messrs. Hemingway, Budd and Hutt became the beneficial owners of approximately 62% of the Company's capital stock as of the Closing. Furthermore, Thomas Hemingway, the Chief Executive Officer of Intermark became the Chief Executive Officer of the Company. In accordance with the Agreement, as amended, on the Closing Thomas Hemingway was elected to the Board of Directors of the Company and David Mock remained on the Company's Board of Directors after the Closing, while all other directors of the Company resigned effective upon the Closing. David Mock resigned from the Board of Directors on August 20, 1998, and Shawn Cunningham, a former employee of the Company, was chosen by David Mock to fill the vacancy on the Board. The Agreement also provides that additional designates of Thomas Hemingway, or the then-remaining directors, would be elected to the Board of Directors of the Company 10 days following the Company's mailing to stockholders and filing with the Securities and Exchange Commission (the "Commission") information required by Rule 14f-1. In lieu of election in such manner, the Company has determined to propose the nominees to the stockholders at the Meeting.


         The capital stock issued by the Company to the Exchanging Securityholders upon the Closing was comprised of 1,033,669 of the authorized and previously unissued shares of the Company's Common Stock, par value $.001 ("Common Stock"), and 78,706 of the authorized and previously unissued shares of Series H Preferred Stock, a new series designated before the Closing by the Company's Board of Directors. Each one (1) such share is convertible into 562 and 1/2 shares of Common Stock (subject to and conditioned upon the future availability of a sufficient number of authorized and unissued shares of Common Stock) and has voting rights equivalent to the same number of shares of Common Stock which would be issuable upon conversion (without regard to whether there is an inadequate amount of authorized and unissued Common Stock actually available for issuance upon conversion).

         Accordingly, the Company's Board of Directors prior to the Closing also authorized and agreed to recommend to the Company's stockholders for approval a 1-for-10 reverse stock split of the Common Stock, which would result in an automatic conversion of all outstanding shares of the Series H Preferred Stock into New Common Stock, as then reclassified. 20,000,000 shares of Common Stock are presently authorized and the same number would remain authorized after the Reverse Stock Split; however additional shares would become available for future issuance because each ten outstanding shares of Old Common Stock will be combined into one share of New Common Stock (and the conversion rate of each share of the Series H Preferred Stock will be reduced proportionately from 562 1/2 shares of Old Common Stock to 56 and 1/4 shares of New Common Stock). These available shares would be used for conversion of Series H Preferred

Stock into Common Stock and for other purposes. Upon such shares becoming available, as a result of the Reverse Stock Split or otherwise, the Series H Preferred Stock would be automatically converted into New Common Stock.

         Intermark became a wholly-owned subsidiary of the Company on the Closing of the transactions contemplated in the Agreement.

         Bill Kesselring, the Chief Operating Officer of the Company prior to the Closing, is one of the Exchanging Securityholders. He received on the Closing 508 shares of Series H Preferred Stock (including 17 escrowed shares). He provided administrative services to Intermark valued at $25,000 and was issued shares of Intermark Common Stock valued at $25,000, which he exchanged for the shares of Series H Preferred Stock. Such services included relocating the Company, assisting with negotiations with creditors of the Company's subsidiary, and administrative assistance. The terms available to Mr. Kesselring were not more favorable than those provided to other investors in Intermark from approximately January 1998 to July 1998. His services were performed from May 9, 1998 through August 1, 1998, and were considered invaluable by Intermark. Prior to May 9, 1998, Mr. Kesselring provided similar services to the Company, despite the fact that the Company was financially unable to compensate its management, such as Mr. Kesselring, fully.

         Since approximately January 1998 and prior to the Closing, Intermark raised funds in a private placement of its convertible notes, for a price equal to the original principal amount thereof, with conversion prices ranging from $1.00 to $1.25 per share of Intermark Common Stock. A portion of these funds were utilized for transaction costs and to settle existing indebtedness of the Company's subsidiary, Innovus Multimedia.

         In connection with the transactions contemplated by the Agreement, the Company sought voluntary conversion by the holders of the Company's outstanding Preferred Stock into shares of the Company's Common Stock. All of the Preferred Stock outstanding prior to the Closing was converted, and an aggregate of approximately 5 million shares of Common Stock were issued upon such conversions. Such shares are freely-trading shares to the extent that the holders thereof have satisfied the 2-year holding period requirement of Rule
144(k), and a large portion of the previously outstanding Preferred Stock had been issued more than two years before the Closing.

         The assets of the Company were relocated from Salt Lake City, Utah, to Newport Beach, California prior to the Closing. Also prior to the Closing the Company had furloughed substantially all of its employees. The Company intends to liquidate Innovus Multimedia and apply the proceeds, to the extent thereof, to pay creditors of Innovus Multimedia.

                          DESCRIPTION OF CAPITAL STOCK

         The offering the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value ("Common Stock"), and 1,000,000 shares of preferred stock, $.001 par value ("Preferred Stock").

OUTSTANDING AND RESERVED SHARES

         As of August 5, 1998, there were 13,202,496 shares of Common Stock issued and outstanding and 2,811,334 shares of Common Stock reserved for issuance upon the exercise of stock options or warrants or conversion of debentures (1,023,750 of which are, by agreement with the holder, not exercisable until the Series H Preferred Stock is converted into Common Stock). Also as of August 5, 1998, as set forth under the heading "Series H Preferred Stock," there were outstanding shares of Series H Preferred Stock and options to purchase Series H Preferred Stock equivalent (on an "as-if" converted basis) to an aggregate of 50,588,437 shares of Common Stock. Subsequent to August 5, 1998, the Company issued an additional 622 shares of Series H Preferred Stock (or 350,000 shares of Common Stock issuable upon conversion of such shares of Series H Preferred Stock) for cash aggregating $35,000. After the completion of a private, unregistered offering of Series H Preferred Stock that the Company intends to complete, a total of approximately 92,964,803 common equivalent shares will be issued and outstanding, assuming the sale of 25,000 shares of Series H Preferred Stock (14,062,500 common equivalent shares) in such offering. The Company committed approximately 9,250 additional shares of Series H Preferred Stock (or 5,200,000 shares of Common Stock issuable upon conversion of such shares of Series H Preferred Stock) to Smartdesk, Inc., the Company's joint venture partner as payment under the joint venture agreement for software to be developed by Smartdesk, Inc. for Intermark, up to 12,000 shares of Series H Preferred Stock (or 6,750,000 shares of Common Stock issuable upon conversion of such shares of Series H Preferred Stock) committed for proposed acquisition of Softkat, Inc. under an existing letter of intent. No assurance is possible that any such acquisition will be completed, or be completed on the terms as presently contemplated. The Company may issue additional shares in other acquisitions. The Company has an aggregate of 1,000,000 shares of Preferred Stock authorized, of which 240,000 shares are designated as Series H Preferred Stock. The shares of Series H Preferred Stock designated, in the aggregate, including the presently outstanding shares of Series H Preferred Stock, and shares of Series H Preferred Stock available for future issuances, are equivalent to a maximum aggregate of 135,000,000 shares of Common Stock on an "as-if" converted basis.

COMMON STOCK

         The outstanding shares of Common Stock are fully-paid and nonassessable. The Company's Certificate of Incorporation provides that holders of Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders, provided that certain preferential voting rights exist in favor of the holders of shares of Series H Preferred Stock.

         Subject to the preferential dividend rights of the shares of Series H Preferred Stock and any other series of Preferred Stock which the Company may issue in the future, the holders of Common Stock are entitled to receive such cash dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding up of the Company, after payment of all debts and liabilities and after payment of the liquidation preferences described below of any shares of Preferred Stock then outstanding, the holders of the Common Stock will be entitled to all assets that are legally available for distribution. For the purpose of determining the application of the preceding sentence, the disposition of all or substantially all of the Company's assets, or the merger or consolidation of the Company into another entity if the stockholders of this Company immediately prior to such merger or consolidation do not own at least 50% of the equity of the combined entity immediately after such merger or consolidation, will be deemed to be a liquidation, dissolution or winding up of the Company.

         The holders of Common Stock have no preemptive subscription, redemption, sinking fund or conversion rights and have equal rights and preferences. The rights and preferences of holders of Common Stock will be subject to the rights of the shares of Series H Preferred Stock and any series of Preferred Stock which the Company may issue in the future.

PREFERRED STOCK

         The Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of Preferred Stock, $.001 par value, in one or more series and to fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action the stockholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company, thereby delaying, deferring or preventing a change in control of the Company. Furthermore, such Preferred Stock may have other rights, including economic rights senior to the Common Stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the Common Stock. The Company has no present plans to issue shares of Preferred Stock.

SERIES H PREFERRED STOCK

         The shares of Series H Preferred Stock carry voting rights in general matters in proportion to the number of shares of Common Stock receivable upon conversion (notwithstanding the lack of available authorized common shares), and is entitled to special voting rights in certain major corporate transactions or events. The shares of Series H Preferred Stock have a liquidation preference of $84.375 per share, and various mergers or reorganizations are deemed to be liquidations for such purpose. The conversion rights are subject there being sufficient available common shares to accommodate conversion, and such conversion rights carry customary anti-dilution adjustments. For a complete description of the rights, preferences and privileges of the Series H Preferred Stock, see the Certificate of Designation of the Series H Preferred Stock, executed August 4, 1998, attached hereto as Exhibit C and incorporated herein by this reference.

         In connection with the reverse acquisition of Intermark by the Company, the Board of Directors initially designated 100,000 shares of Preferred Stock as Series H Preferred Stock for issuance in exchange for shares of Intermark. After the Closing of the Intermark transaction, the Board of Directors authorized an increase in that amount to 240,000 shares of Series H Preferred Stock. At August 5, 1998, 78,737 shares of Series H Preferred Stock were outstanding (including 2,665 shares of Series H Preferred Stock escrowed by exchanging security holders and excluding 5,330 shares of Series H Preferred Stock escrowed by the Company); and 11,198 shares of Series H Preferred Stock were reserved for grant on exercise of outstanding options.

         Subsequently, 622 additional shares of Series H Preferred Stock were issued for cash. The Company has committed approximately 9,250 shares of Series H Preferred Stock for issuance to Smartdesk, Inc. in payment for software development services. The Company anticipates issuing approximately 12,000 shares of Series H Preferred Stock in the anticipated Softkat, Inc. acquisition, up to 25,000 Shares in a private, unregistered offering, and additional shares of Series H Preferred Stock for other general corporate purposes.

         Upon the Reverse Stock Split, all of the Series H Preferred Stock will be eliminated through automatic conversion into New Common Stock, and thereafter the Company will issue no additional shares of the Series H Preferred Stock.

         Although there are insufficient shares of Common Stock authorized to issue any shares of Common Stock upon conversion of Series H Preferred Stock, upon approval of additional authorized shares of Common Stock, the Shares shall automatically convert into Common Stock. The shares of Common Stock issuable upon conversion shall be validly issued, fully-paid and nonassessable. The conversion ratio initially is 562 1/2 shares of Old Common Stock for each one Share. The shares of Series H Preferred Stock have voting rights equivalent to such number of shares of Common Stock as would be issuable at the conversion ratio, and special voting rights and liquidation rights in certain events.

         As contemplated in the agreement among the Company and the former holders of stock of Intermark, the Company intends to solicit proxies to approve a 1-for-10 reverse stock split, which will result in the 20,000,000 authorized shares of Common Stock becoming sufficient to convert all of the shares of Series H Preferred Stock, as a result of (a) the outstanding Old Common Stock being combined into one-tenth as many shares of New Common Stock and (b) the shares of Series H Preferred Stock conversion ratio being reduced in proportion. The approval and effectiveness thereof will automatically result in the conversion of all of the shares of Series H Preferred Stock into New Common Stock, in an adjusted ratio of 56 1/4 shares of new common stock for each one Share, subject to any further anti-dilution adjustment if applicable.

         The approval of the Reverse Stock Split requires an amendment of the Company's Certificate of Incorporation, which requires the approval of the holders of a majority of the Company's outstanding Common Stock. Certain former officers and directors of the Company believed to hold approximately 1,500,000 shares of Old Common Stock have granted the Company a proxy to vote in favor of the Reverse Stock Split, and former stockholders of Intermark are record owners of approximately 1,000,000 shares of Old Common Stock.

CONVERTIBLE DEBENTURES

         In connection with its $120,000 debt financing in April and June 1998, the Company issued and sold 10% Series A Convertible Debentures due October 31, 1998, convertible at the holder's election into shares of Common Stock. The "Conversion Price" per share of Old Common Stock under the Debentures is $0.125.

REGISTRATION RIGHTS

         The agreements between Intermark and certain investors provides the investors, including Messrs. Hemingway, Hutt and Budd, with certain registration rights with respect to an aggregate of approximately 6,046,875 shares of New Common Stock issuable upon conversion of shares of Series H Preferred Stock. All of the former securityholders of Intermark have limited "piggy-back" registration rights whereby they are entitled to be notified of and participate in registrations of the Company's Common Stock initiated by the Company or a third party, subject to certain conditions and restrictions. In addition, if the Company becomes eligible to file a resale registration statement on Form S-3, the former securityholders of Intermark shall be able to require that their shares be registered for resale on Form S-3. In the event that the shares of Series H Preferred Stock are not converted into Common Stock prior to August 5, 1999, such registration rights granted by the Company shall be applicable to the shares of Series H Preferred Stock. The Company has also agreed to indemnify and hold harmless the stockholders who are a party to the agreement and their affiliates from any loss, claim or damage arising from such registrations unless, and to the extent that, such loss, claim or damage arises out of or is based upon an untrue statement, alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished by or on behalf of such party for use in the preparation of the documents related to the registration.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION

         The Company's Certificate of Incorporation limits the liability of directors to the Company and its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Specifically, under the DGCL, a director will not be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except liability (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for liability arising under
Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Company's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against Directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care. This limitation on monetary liability does not alter the duties of Directors, affect the availability of equitable relief, or affect the availability of monetary relief predicated on claims based on federal law, including the federal securities laws.

DELAWARE LAW ON INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware General Corporation Law permits indemnification by a corporation of its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with actions or proceedings against them if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. Section 145 provides that no indemnification may be made, however, without court approval, in respect of any claim as to which the officer or director is adjudged to be liable to the corporation. Such indemnification provisions of Delaware law are expressly not exclusive of any other rights which the officers or directors may have under the corporation's by-laws or agreements, pursuant to the vote of stockholders or disinterested directors or otherwise.

         The Company's Certificate of Incorporation, and agreements between the Company and its officers and directors, each provide that the Company will, to the maximum extent permitted by law, indemnify each of its officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the Company or of any subsidiary of the Company or other entity if serving at the request of the Company.

DIVIDEND POLICY

         The Company anticipates that all future earnings will be retained to finance future growth, and the Company does not anticipate paying any dividends on its Shares or shares of Common Stock in the foreseeable future.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock is Interwest Transfer Company, Inc.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE


         On June 1, 1998, the Company's Board of Directors elected to retain Hansen Barnett & Maxwell, a professional corporation ("HBM") as its independent auditor and to dismiss Grant Thornton LLP ("Grant"). Theretofore Grant had acted as the Company's independent auditor for each of the two years in the period ended December 31, 1996. The decision to change auditors was recommended by the Company's Board of Directors.

         The reports of Grant on the financial statements of the Company for each of the two fiscal years in the period ended December 31, 1996, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The reports state that the financial statements were prepared on the basis of the Company continuing as a going concern, but that there was substantial doubt about the Company's ability to continue as a going concern. Grant had not issued an audit report for the year ended December 31, 1997.


         During the Company's two most recent fiscal years and all subsequent interim periods preceding such change in auditors, there was no disagreement with Grant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report; nor has Grant ever presented a written report, or otherwise communicated in writing to the Company or its Board of Directors the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-K.

         HBM had audited the Company's financial statements for the three years ended December 31, 1994.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Hansen Barnett & Maxwell, a professional corporation ("HBM") serves the Company as its independent public accountants at the direction of the Board of Directors of the Company and has served in such capacity since June 1, 1998. One or more representatives of HBM are expected to be present at the Meeting and will have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS


         Stockholders who wish to present proposals for action at the 1999 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than June 15, 1999 for inclusion in next year's proxy statement and proxy.



                          ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1997, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                  OTHER MATTERS

         The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                           ANNUAL REPORT ON FORM 10-K


         A copy of the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail within one business day of receipt of request without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, Innovus Corporation, 4600 Campus Drive, Newport Beach, California 92660. If Exhibit copies are requested, a copying charge of $.20 per page will be made.


    MANAGEMENT RECOMMENDS A CONSENT OR VOTE FOR PROPOSALS ONE, TWO and THREE.


                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ T. Richard Hutt


                                         T. Richard Hutt
                                         Secretary
Newport Beach, California
October 5, 1998

         STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               INNOVUS CORPORATION

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               INNOVUS CORPORATION

             (Originally incorporated under the name TRI-NEM, INC.) (Original Certificate of Incorporation filed December 21, 1988)

         INNOVUS CORPORATION, a corporation duly organized and existing under the General Corporation Law of Delaware (the "Corporation"), does hereby certify as follows:

         1. The following provisions of the Restated Certificate of Incorporation of the Corporation, shall be and become the restated certificate of incorporation of the Corporation effective at 9:00 o'clock a.m. on the date of filing of this instrument with the Delaware Secretary of State (the "Effective Time"), and shall be amended and restated to read in its entirety as follows:

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               INNOVUS CORPORATION

                                    ARTICLE I
                                      NAME
                 [THIS PARAGRAPH IS AMENDED BY PROPOSAL THREE.]

                  The name of the corporation (the "Corporation") is as follows:
                                                                  -------------
                               ESYNCH CORPORATION
                               ------------------

                                   ARTICLE II
                                    DURATION

                  The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III
                                    PURPOSES

                  The purposes for which the Corporation is organized are:

                  To seek, investigate, acquire interests in, and dispose of business opportunities, ventures, and assets; to own and operate any lawful enterprise whatsoever; to acquire, hold, and dispose of real or personal properties of any kind or nature whether tangible or intangible; and generally to do or perform any act necessary or desirable in connection with the foregoing;

                  To acquire by purchase or otherwise, own, hold, lease, rent, mortgage, or otherwise trade with and deal in real estate, lands, and interests in lands and all other property of every kind and nature;

                  To borrow money and to execute notes and obligations and security contracts therefor, and to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefor, and also to negotiate loans; to carry on a general mercantile business and to purchase, sell, and deal in such goods and supplies, and merchandise as are necessary or desirable in connection therewith;

                  To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

                  To engage in any and all other lawful purposes, activities, and pursuits, whether similar or dissimilar to the foregoing, for which corporations may be organized under the General Corporation Law of Delaware and to exercise all powers allowed or permitted thereunder.

                                   ARTICLE IV
                                AUTHORIZED SHARES

                  The Corporation shall have authority to issue an aggregate of 21,000,000 shares, of which 1,000,000 shares shall be preferred stock, $0.001 par value (hereinafter the "Preferred Stock"), and 20,000,000 shares shall be common stock, $0.001 par value (hereinafter the "Common Stock"). The powers, preferences, and rights, and the qualifications, limitations, and restrictions of the shares of stock of each class and series which the Corporation shall be authorized to issue are as follows:

                  (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

                           (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                           (ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or noncumulative;

                           (iii) The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

                           (iv) Whether shares of the series shall be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                           (v) The  rights,  if any, of the holders of shares of
         the series on voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this Corporation;

                           (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                           (vii) The voting  powers,  if any,  of the holders of
         shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine.
         -----------------------------------------------------------------------
         [THE FOLLOWING PARAGRAPH IS INSERTED BY PROPOSAL TWO]

                  At 9:00 a.m. local Delaware time on the date of the filing of this instrument with the Delaware Secretary of State (the "Effective Date"), each share of the Company's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-tenth (1/10) of a share of the Company's Common Stock, par value $0.001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented shares outstanding of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Exchange Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the average of the closing bid and asked quotations price of the Old Common Stock as reported by the over-the-counter bulletin board on the Effective Date (or in the event the Company's Common Stock is not so quoted on the Effective Date, such closing quotations on the next preceding day on which such stock was quoted). If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Exchange Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Exchange Agent may carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law, and will have no effect on the stockholders' equity in the Corporation, except for an appropriate transfer between stated capital and additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares.
         -----------------------------------------------------------------------

                  (b) Common  Stock.  The Common Stock shall have the  following
         powers,   preferences,   rights,   qualifications,   limitations,   and
         restrictions:

                            (i) After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the General Corporation Law of Delaware, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction to series;

                            (ii) After distribution in full of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

                            (iii) Except as may otherwise be required by law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

                  (c)      Other Provisions.

                           (i) The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

                           (ii) Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

                           (iii) Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

                                    ARTICLE V
                             LIMITATION ON LIABILITY

                  A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

                                   ARTICLE VI
               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

                  The Corporation elects not to be governed by the provisions of
         section  203  of  the  General   Corporation  Law  regarding   business
         combinations with interested shareholders.

                                   ARTICLE VII
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of the board of directors of the Corporation, may serve, or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock, or which it was or may be a creditor, and the respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid on judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually or necessarily by such persons in connection with the defense or settlement or any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them, by reason of being or having been directors or officers of the Corporation, or such other corporation, to the full extent permitted by the General Corporation Law of Delaware as it may from time to time be amended.

                                  ARTICLE VIII
                        OFFICERS AND DIRECTORS CONTRACTS

                  No contract or other transaction between the Corporation and any other firm or corporation shall be affected by the fact that a director or officer of the Corporation has an interest in, or is a director or officer of the Corporation or any other corporation. Any officer or director individually or with others, may be a party to, or may have an interest in, any transaction of the Corporation, or any transaction in which the Corporation is a party or has an interest. Each person who is not or may become an officer or director of the Corporation is hereby relieved from liability he might otherwise obtain in the event such officer or director contracts with the Corporation for the benefit of himself or any firm or other corporation in which he may have an interest; provided, such officer or director acts in good faith.

                                   ARTICLE IX
                     REGISTERED OFFICE AND REGISTERED AGENT


                  The name and address of the Corporation's registered agent in the state of Delaware is Corporation Service Company, 1013 Centre Road, in the city of Wilmington, county of New Castle, Delaware 19805. Either the registered office or the registered agent may be changed in the manner provided by law.


                                    ARTICLE X
                                    AMENDMENT

                  The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its Certificate of Incorporation from time to time in accordance with the laws of the state of Delaware, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XI
                        ADOPTION AND AMENDMENT OF BYLAWS

                  The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Delaware now or hereafter existing.

                                   ARTICLE XII
                                    DIRECTORS

                  The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than three nor more than fifteen directors.

         2. The Board of Directors of the Corporation duly adopted resolutions that set forth the foregoing Restated Certificate of Incorporation (which restates and integrates and also further amends the Corporation's certificate of incorporation, as heretofore amended or supplemented), declared the proposed amendment and restatement to be advisable, and directed that the amendment and restatement be submitted to the Corporation's stockholders for adoption by written consent.

         3. The Restated Certificate of Incorporation was duly adopted by the a majority of the holders of all shares outstanding of Common Stock and a majority of the holders of all shares outstanding of Series H Preferred Stock, being the holders of all shares outstanding of capital stock entitled to vote thereon, at a duly held meeting in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of Delaware upon notice as provided in
Section 222 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this instrument is executed as of the _____ day of __________, 1998 and each of the signatories to this instrument acknowledges or affirms under penalties of perjury that this instrument is the act and deed of the Corporation and that the matters set forth in this instrument are true.

                                       INNOVUS CORPORATION


                                    By:
                                       -----------------------------------------
                                       Thomas Hemingway, Chief Executive Officer

                                    ATTEST:


                                    By:
                                       -----------------------------------------
                                        T. Richard Hutt, Secretary

                                    EXHIBIT B

                        PROPOSED STOCKHOLDER RESOLUTIONS
                                       OF
                               INNOVUS CORPORATION

                        PROPOSED STOCKHOLDER RESOLUTIONS
                                       OF
                               INNOVUS CORPORATION


PROPOSAL TWO:     THE REVERSE STOCK SPLIT.

         RESOLVED, that Article IV, paragraph (a) of the Company's Certificate of Incorporation be amended by addition of the following provision immediately prior to paragraph (b):

                  At 9:00 a.m. local Delaware time on the date of the filing of this instrument with the Delaware Secretary of State (the "Effective Date"), each share of the Company's Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-tenth (1/10) of a share of the Company's Common Stock, par value $0.001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented shares outstanding of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Exchange Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the average of the closing bid and asked quotations price of the Old Common Stock as reported by the over-the-counter bulletin board on the Effective Date (or in the event the Company's Common Stock is not so quoted on the Effective Date, such closing quotations on the next preceding day on which such stock was quoted). If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Exchange Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Exchange Agent may carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law, and will have no effect on the stockholders' equity in the Corporation, except for an appropriate transfer between stated capital and additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares.

         RESOLVED FURTHER, that the form, terms, and provisions of the Restated and Amended Certificate of Incorporation as set forth in Exhibit A are approved, ratified and confirmed; and

         RESOLVED FURTHER, that pursuant to Section 242(c) of the Delaware General Corporation Law, at any time prior to the filing of the amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders of the Corporation, the Board of Directors may abandon the proposed amendment without further action by the stockholders; and

         RESOLVED FURTHER, that the Board of Directors' actions taken and authorized prior to the date of these resolutions are hereby confirmed and ratified and the Board of Directors shall have authority to take such further action and to authorize such further action as may be necessary, appropriate or incidental to the carrying out of the purposes and effects of the foregoing resolutions, including without limitation making such editorial, conforming, typographical and similar incidental changes to the Amendment and the Restated Certificate of Incorporation as such officer acting in the matter may deem necessary or appropriate to approve, such approval to be conclusively evidenced by the taking of such action or the execution and delivery of documents taking such action.

PROPOSAL THREE:   THE NAME CHANGE.

         RESOLVED, that Article I of the Company's Certificate of Incorporation be amended in its entirety to read as follows:

                                   "ARTICLE I
                                      NAME

                  The name of the corporation (the "Corporation") is as follows:

                               ESYNCH CORPORATION"

         RESOLVED FURTHER, that the form, terms, and provisions of the Restated and Amended Certificate of Incorporation as set forth in Exhibit A are approved, ratified and confirmed; and

         RESOLVED FURTHER, that pursuant to Section 242(c) of the Delaware General Corporation Law, at any time prior to the filing of the amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders of the Corporation, the Board of Directors may abandon the proposed amendment without further action by the stockholders.

Each of Proposals Two and Three, Independently:

         RESOLVED, that the Board of Directors' actions taken and authorized prior to the date of these resolutions are hereby confirmed and ratified and the Board of Directors shall have authority to take such further action and to authorize such further action as may be necessary, appropriate or incidental to the carrying out of the purposes and effects of the foregoing resolutions, including without limitation making such editorial, conforming, typographical and similar incidental changes to the Restated and Amended Certificate of Incorporation as such officer acting in the matter may deem necessary or appropriate to approve, such approval to be conclusively evidenced by the taking of such action or the execution and delivery of documents taking such action.

                                    EXHIBIT C
       CERTIFICATE OF DETERMINATION OF RIGHTS, PREFERENCES AND PRIVILEGES
                                       OF
                            SERIES H PREFERRED STOCK
                                       OF
                               INNOVUS CORPORATION

                          CERTIFICATE OF DESIGNATION OF
                      SERIES H CONVERTIBLE PREFERRED STOCK
                                       OF
                              INNOVUS CORPORATION,
                             A DELAWARE CORPORATION
                       (Pursuant to Section 151(g) of the
                        Delaware General Corporation Law)

                  The undersigned, Terry Haas and David Mock, hereby certify that:

                  I. They are the duly elected and acting President and Secretary, respectively, of Innovus Corporation, a Delaware corporation (the "Company").

                  II. The Certificate of Incorporation of the Company authorizes 1,000,000 shares of preferred stock, par value $.001 per share, of which none remain outstanding and no previous certificate of designation of any series of preferred stock remains in existence.

                  III. The following is a true and correct copy of resolutions duly adopted by the Board of Directors at a meeting duly held on May 8, 1998, which constituted all requisite action on the part of the Company for adoption of such resolutions.

                                   RESOLUTIONS

                           WHEREAS, the Board of Directors of the Company (the "Board of Directors") is authorized to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof; and

                           WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series;

                           NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

                           Section 1. DESIGNATION, AMOUNT AND PAR VALUE. The series of Preferred Stock shall be designated as the Series H Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 100,000. The par value of each share of Preferred Stock shall be $.001. Each share of Preferred Stock shall have a stated value of $84.375 per share (the "Stated Value").

                           Section 2. DIVIDENDS. The holders of shares of Series H Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, when, as and if declared by the Board of Directors. Such dividends shall not be cumulative and no undeclared or unpaid dividend shall bear interest. The Corporation at its option may make any dividend payment on the Series H Preferred Stock in shares of Common Stock or cash, or both, with each share of Common Stock being valued for this purpose at the Common Stock's fair market value on the date such dividend is declared. For purposes of this paragraph, the fair market value of such Common Stock shall be determined in good faith by the Board of Directors of the Corporation as of the applicable date. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any

         Common Stock of the Corporation during any fiscal year of the Corporation unless a dividend is paid with respect to all outstanding shares of Series H Preferred Stock (including the amount of any dividends paid pursuant to the above provisions of this Section (C)1) in an amount for each such share of Series H Preferred Stock equal to the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series H Preferred Stock could then be converted as if the Preferred Stock were able to convert and did convert into Common Stock, without regard to the number of shares of authorized and unissued Common Stock reserved for conversion.

                           Section 3. VOTING RIGHTS. Except as otherwise provided herein and as otherwise provided by law, the Preferred Stock shall vote together as a single class with the Common Stock with each share of Preferred Stock having the same number of votes as all shares of Common Stock into which each such share of Series H Preferred Stock could then be converted as if the Preferred Stock were able to convert and did convert to Common Stock, without regard to the number of shares of authorized and unissued Common Stock reserved for conversion. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock then outstanding, voting as a separate class, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (ii) authorize, create, issue or reissue any class or series of stock ranking as to voting, dividends or distribution of assets upon a Liquidation (as defined below) senior to or prior to the Common Stock, or agree to do any of the foregoing, (iii) authorize or adopt any agreement for merger, reorganization, disposition of a substantial part of the assets of the Company or any subsidiary, or issuance or disposition of a substantial portion of the voting stock of the Company or any subsidiary, except as expressly contemplated in the Share Exchange Agreement, or (iv) authorize or adopt any agreement for issuance of any shares of any series of preferred stock, except as expressly contemplated in the Share Exchange Agreement.

                           Section 4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, before any distribution or payment shall be made to the holders of any Junior Securities, an amount for each share of Preferred Stock equal to the greater of (I) the Stated Value, plus an amount equal to accrued but unpaid dividends per share, whether declared or not, but without interest, or (II) the amounts that would be payable on the number of shares of Common Stock into which such share could be converted, regardless of an insufficient number of shares of Common Stock being authorized and unissued, as if all shares of Preferred Stock were converted in full; and if the assets of the Company shall be insufficient to pay in full the greater of such amounts, then the entire assets to be distributed shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall be deemed a Liquidation; PROVIDED that, a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such liquidation, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock.

                           Section 5.       CONVERSION.

                                    (a)     Each share of Preferred  Stock shall
         be convertible into shares of Common Stock at the Conversion Ratio (as defined in Section 6) at the option of the holder in whole or in part at any time after the Original Issue Date, subject only to the Company having sufficient authorized and unissued shares of Common Stock reserved for issuance upon conversion. In the event that the Holder of Preferred Stock desires to convert shares of Preferred Stock and insufficient shares of Common Stock are reserved for issuance, at any time on or after the expiration of one year after the Original Issue Date the Holder shall have registration rights with respect to the Preferred Stock pursuant to the Registration Rights Agreement, dated the Original Issue Date (the "Registration Rights Agreement"), by and between the Company and the original holder of Preferred Stock in accordance with the terms hereof. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as EXHIBIT A (the "Conversion Notice") in the manner set forth in Section 5(j). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice by facsimile (the "Conversion Date"). Subject to Section 5(b), and the terms of the Conversion Notice as attached hereto, each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

                                    (b) Not later  than three (3)  Trading  Days
         after the Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law and as set forth in the Share Exchange Agreement), representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; PROVIDED, HOWEVER that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 5(b) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. In the case of a conversion pursuant to a Conversion Notice, if such certificate or certificates are not delivered by the date required under this Section 5(b), the holder shall be entitled by written notice to the Company at any time on or before such holder's receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

                                    (c) Upon     the    effectiveness   of   the
         reclassification of the Common Stock into New Common Stock as described in Section 2(c) or Section 2(d) of the Share Exchange Agreement, all outstanding shares of Preferred Stock shall automatically and without any action of the Company or the Holder be converted into Common Stock at the Conversion Ratio (as defined in Section 6), subject only to the Company having sufficient authorized and unissued shares of Common Stock reserved for issuance upon conversion.

                                    (d)     (i)      The  conversion  price  for
         each share of Preferred Stock (the "Conversion Price") in effect on the Original Issue Date shall be $0.15.

                                            (ii)     If the Company, at any time
         while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price designated in Section 5(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                                            (iii)    If the Company, at any time
         while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the greater of (A) the Conversion Price prior to the record date mentioned below or (B) the Per Share Market Value at the record date mentioned below, the

         Conversion Price designated in Section 5(d)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the greater of the Conversion Price or such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price designated in Section 5(d)(i) pursuant to this Section 5(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price designated in Section 5(d)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                                            (iv)   If the  Company,  at any time
         while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 5(d)(iii) above) then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which (I) the denominator shall be the greater of (A) the Conversion Price in effect immediately prior to the record date or (B) the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which (II) the numerator shall be the difference between (X) an amount equal to the greater of (A) the Conversion Price in effect immediately prior to the record date or (B) the Per Share Market Value of Common Stock determined as of the record date mentioned above, in either case minus (Y) the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; PROVIDED, HOWEVER that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of Preferred Stock; and PROVIDED, FURTHER that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                                            (v)      All calculations under this
         Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                                            (vi)     Whenever   the   Conversion
         Price is adjusted pursuant to Section 5(d)(ii),(iii), (iv) or (v), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                                            (vii)    In     case     of      any
         reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled, without regard to an insufficient number of shares of authorized and unissued Common Stock reserved for conversion. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of Preferred Stock the right to receive the securities or property set forth in this Section 5(d)(vii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                                            (viii)   If:

                                                     a.  the    Company    shall
         declare a dividend (or any other distribution) on its Common Stock; or

                                                     b.  the    Company    shall
         declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                                                     c.  the    Company    shall
         authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                                                     d.  the   approval  of  any
         stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                                                     e.  the    Company    shall
         authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

         then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; PROVIDED, HOWEVER, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                                    (e)     If  at  any  time  conditions  shall
         arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; PROVIDED, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                                    (f)     The  Company covenants that  it will
         use its best efforts to cause a sufficient number of shares of Common Stock, or as large a portion thereof as possible, to be authorized and unissued, and shall at all times thereafter reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(b) and Section 5(d) hereof) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                                    (g)     Upon  a  conversion  hereunder   the
         Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                                    (h)     The  issuance  of  certificates  for
         shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                    (i)     Shares of Preferred  Stock converted
         into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

                                    (j)     Each   Conversion  Notice  shall  be
         given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Any such notice shall be deemed given and effective upon the earliest to occur of (i)(a) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(j) prior to 10:59 p.m. (Pacific Time) on any date, such date or such later date as is specified in the Conversion Notice, and (b) if such Conversion Notice is delivered via facsimile at the facsimile telephone number specified in this Section 5(j) after 10:59 p.m. (Pacific Time) on any date, the next date or such later date as is specified in the Conversion Notice, (ii) five days after deposit in the United States mail, or (iii) upon actual receipt by the party to whom such notice is required to be given.

                           Section 6.       DEFINITIONS.    For   the   purposes
         hereof, the following terms shall have the following meanings:

                           "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close.

                           "Common   Stock"   means   shares  now  or  hereafter
         authorized of the class of Common Stock, par value $.001, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                           "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value and of which the denominator is the Conversion Price at such time.

                           "Junior Securities" means the Common Stock and all other equity securities of the Company.

                           "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

                           "Per Share Market Value" means on any particular date
         (a) the closing bid price per share of the Common Stock on such date on the Nasdaq SmallCap Market or other national securities exchange on which the Common Stock has been listed or if there is no such price on such date, then the closing bid price on such national securities exchange or market on the date nearest preceding such date, or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market or any national securities exchange or market, the closing bid for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Exchange at the close of business on such date, or (c) if the Common Stock is not quoted on the Nasdaq Stock Exchange, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period as determined by the Holder, or (e) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(d)(iv) above) selected in good faith by the Holders of a majority in interest of the shares of the Preferred Stock; PROVIDED, HOWEVER, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

                           "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                           "Share Exchange Agreement" means the Agreement and Plan of Share Exchange dated as of May 8, 1998, as amended, among the Company, Intermark Corporation, a California corporation, and the Exchanging Securityholders as defined therein.

                           "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq SmallCap Market or principal national securities exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market or any stock exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq Stock Market, or (c) if the Common Stock is not quoted on the Nasdaq
         Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                           RESOLVED FURTHER, that the President and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file in Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

                  IN WITNESS WHEREOF, Innovus Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Terry Haas, its President, and attested by David Mock, its Secretary, this 4th day of August, 1998.


                                                     INNOVUS CORPORATION


                                                     /s/ TERRY HAAS
                                                     --------------------------
                                                     Terry Haas, President

         Attest:


         By:   /s/  DAVID MOCK
            ------------------------------
            David Mock, Secretary

                                    EXHIBIT A

                              NOTICE OF CONVERSION

         The undersigned hereby irrevocably elects to convert the number of shares of Series H Convertible Preferred Stock indicated below, into shares of Common Stock, par value U.S. $.001 per share (the "Common Stock"), of Innovus Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

         Conversion calculations:

                           Date to Effect Conversion: __________________________

                           Number of shares of Preferred
                           Stock to be Converted:_______________________________

                           Applicable Conversion Price: ________________________

                           Signature:___________________________________________

                           Name:________________________________________________

                           Address:_____________________________________________
                           _____________________________________________________
                           _____________________________________________________


         The Company undertakes, promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), to notify the converting holder by facsimile of the number of shares of Common Stock authorized and unissued and reserved for issuance upon conversion of Common Stock on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, the holder may, within one day of the notice from the Company, revoke the conversion requested hereby, in whole or in part, if such conversion would result in a partial conversion of the shares of Preferred Stock indicated above, and the Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of this provision. If the holder waives the applicability of this right of revocation by notice to the Company delivered upon its receipt of the Company's notice regarding the number of reserved shares of Common Stock or if the Purchaser fails to respond to the Company's notice within one day thereafter, the Company shall effect to the fullest extent possible the conversion requested in this notice and Company shall issue to the holder one or more certificates representing shares of Preferred Stock which have not been converted as a result of the limitation.

PROXY                                                                      PROXY

                               INNOVUS CORPORATION

               4600 CAMPUS DRIVE, NEWPORT BEACH, CALIFORNIA 92660
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Thomas Hemingway and T. Richard Hutt as Proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of Common Stock and/or Series H Preferred Stock of Innovus Corporation held of record by the undersigned on October 2, 1998, at the Annual Meeting of Stockholders to be held will be held at the principal executive office of the Company, 4600 Campus Drive, Suite 101, Newport Beach, California, at 10:00a.m., Pacific Time, on Tuesday, October 27, 1998, and any adjournments or postponements thereof, and hereby ratifies all that said attorneys and proxies may do by virtue hereof.


  PLEASE MARK VOTE IN BRACKET IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                                      For All
1. ELECTION OF DIRECTORS                For  Withheld  Except

   FOR ALL EXCEPT NOMINEES CROSSED OUT. [ ]    [ ]      [ ]
   Thomas Hemingway   Robert Orbach
   T. Richard Hutt    David Lyons
   James H. Budd

THIS PROXY, WHEN PROPERLY  EXECUTED,  WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED  STOCKHOLDER.  IF NO DIRECTION
IS MADE,  THIS PROXY  WILL BE VOTED FOR  PROPOSALS  ONE,  TWO AND
THREE.

THIS PROXY ALSO DELEGATES  DISCRETIONARY  AUTHORITY TO VOYTE WITH
RESPECT TO OTHER  BUSINESS  WHICH  PROPERLY  MAY COME  BEFORE THE
MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

2. APPROVAL OF THE 1-FOR-10           For  Against  Abstain
   REVERSE STOCK SPLIT                [ ]    [ ]      [ ]

3. APPROVAL OF THE NAME               For  Against  Abstain
   CHANGE TO ESYNCH CORPORATION       [ ]    [ ]      [ ]

4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

             PLEASE READ, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.



THE UNDERSIDGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECITON THEREWITH.

                                       Dated:___________________________, 1998


                                       ________________________________________
                                       Signature

                                       ________________________________________
                                       Signature


                                       Please  sign  exactly as name  appears at
                                       left.  When  shares  are  held  by  joint
                                       tenants  or  more  than one  person,  all
                                       owners  should  sign.   When  signing  as
                                       attorney,  as  executor,   administrator,
                                       trustee,  or  guardian,  please give full
                                       title as such. If a  corporation,  please
                                       sign in full  corporate name by President
                                       or  other   authorized   officer.   If  a
                                       partnership, please sign in partnership name by authorized person.